UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

TREATY ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

201 St. Charles Ave., Suite 2558
New Orleans, LA	70170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 599-5684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 11, 2011, Treaty Energy Corporation (“Treaty” or the “Company”) entered into an agreement to purchase all common and preferred shares of Paradise Energy, Ltd. (“Paradise”). The purchase price for the Paradise stock is $120,000 of Treaty restricted stock at the lesser of $0.04 per share or a 40% discount to the average closing price for the 30 days prior to closing. Treaty also agreed to pay an overriding royalty interest as follows to the selling Paradise shareholders:

Daily Average Production	Overriding Royalty Interest
First 10,000 barrels	11%
Next 10,000 barrels	6%
All production above 20,000 barrels	1%

In addition, the Paradise shareholders will appoint a representative to the Company’s Board of Directors. The Paradise shareholders have also agreed to remain as consultants for the Company’s Belize operations for a period of one year.

The Paradise purchase is scheduled to close on or before October 31, 2011.

ITEM 9.01           EXHIBITS

Exhibit No.	Title
10.1	Letter of Intent

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: August 29, 2011	By:	/s/ Michael A. Mulshine
Michael A. Mulshine
Assistant Secretary

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